As filed with the Securities and Exchange Commission on March 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amphenol Corporation
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	22-2785165 (I.R.S. Employer Identification No.)
358 Hall Avenue
Wallingford, Connecticut 06492
(203) 265-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance D’Amico
Senior Vice President, Secretary and General Counsel
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
(203) 265-8634
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Wesley C. Holmes, Esq.
R. Charles Cassidy III, Esq.
Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116
(617) 948-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the registration statement becomes effective, as determined by market and other conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
AMPHENOL CORPORATION
Senior Debt Securities

We may offer from time to time, in one or more offerings, senior debt securities. This prospectus describes the general terms of these senior debt securities and the general manner in which we will offer them. We will provide a supplement to accompany this prospectus each time we offer any of these senior debt securities. The accompanying prospectus supplement will contain the terms of each series of senior debt securities, describe the specific manner in which we will offer such senior debt securities, and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to offer or sell any senior debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest.
We may offer and sell these senior debt securities, on a continuous or delayed basis, to or through one or more underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the senior debt securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No senior debt securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such senior debt securities.

Investing in our senior debt securities involves risks. See “Risk Factors” on page 5 of this prospectus, the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, and any risk factors described in the accompanying prospectus supplement, for a discussion of certain risks you should consider carefully before investing in our senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus, the available prospectus supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. If you receive any different or inconsistent information, you should not rely on it.
You should assume that the information contained in this prospectus, the accompanying prospectus supplement, any freewriting prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell these senior debt securities in any jurisdiction where the offer or sale is not permitted.
The date of this prospectus is March 16, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities described in this prospectus.
This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that accompanies this prospectus that will provide specific information about the terms of that offering and the offered senior debt securities, including the specific amounts and prices of the senior debt securities offered. The accompanying prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” Any information in the accompanying prospectus supplement or free writing prospectus that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Before making your investment decision, you should read and carefully consider this prospectus, the accompanying prospectus supplement (and any applicable free writing prospectuses), and the related exhibits filed with the SEC, together with the additional information in the documents referred to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will modify or supersede the information in this prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable accompanying prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any accompanying prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “Amphenol” and “the Company” are to Amphenol Corporation and, as applicable, its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, that are not purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words such as “anticipate,” “could,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “optimistic,” “potential,” “guidance,” “may,” “should” or “would” and other words and terms of similar meaning.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate, interest rates or other matters. Although the Company believes the expectations reflected in all forward-looking statements are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. A description of some of these uncertainties and other risks is included in the section entitled “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, as well as other reports filed with the SEC, including but not limited to Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not identified that we either currently do not expect to have an adverse effect on our business or that we are unable to predict or identify at this time or that we currently do not expect to cause actual results to differ materially from those contained in any forward-looking statements we may make and affect our operating and financial performance. Our forward-looking statements may also be impacted by, among other things, future tax, regulatory and other legal changes that may arise in any of the jurisdictions in which we operate. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. Forms of the indenture and other documents establishing the terms of the offered senior debt securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of the SEC’s website is: http://www.sec.gov.
You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus and the documents listed below. We hereby “incorporate by reference” the following documents that have been or will be filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 8, 2023;

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our Current Report on Form 8-K, filed on January 12, 2023 (Item 5.02 only); and

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all of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:
Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Telephone No: (203) 265-8900
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our senior debt securities involves risks. In considering whether to purchase any senior debt securities, you should carefully consider the specific risks discussed under “Risk Factors” in the accompanying prospectus supplement. In addition to the information contained in this prospectus and the accompanying prospectus supplement, you should also carefully consider the information we have included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any applicable free writing prospectus. In particular, you should carefully consider the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q incorporated by reference herein. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered senior debt securities.

OUR COMPANY
Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.
Certain predecessor businesses of the Company were founded in 1932 and the Company was incorporated under the laws of the State of Delaware in 1986.
The Company’s strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of quality and service on a worldwide basis, while maintaining continuing programs of productivity improvement and cost control. Effective January 1, 2022, the Company aligned its businesses into three newly formed reportable business segments: (i) Harsh Environment Solutions, (ii) Communications Solutions and (iii) Interconnect and Sensor Systems. This new alignment, which replaced our historical reportable business segments, reinforces the Company’s entrepreneurial culture and the clear accountability of each of our business unit general managers, while enhancing the scalability of Amphenol’s business for the future. All businesses previously reported in the Interconnect Products and Assemblies segment have been aligned with one of the three newly formed segments. All businesses previously reported in the Cable Products and Solutions segment have been aligned with our newly formed Communications Solutions segment.
A description of each of our newly formed reportable business segments is as follows:
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Harsh Environment Solutions — the Harsh Environment Solutions segment designs, manufactures and markets a broad range of ruggedized interconnect products, including connectors and interconnect systems, printed circuits and printed circuit assemblies and other products.

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Communications Solutions — the Communications Solutions segment designs, manufactures and markets a broad range of connector and interconnect systems, including high speed, radio frequency, power, fiber optic and other products, together with antennas.

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Interconnect and Sensor Systems — the Interconnect and Sensor Systems segment designs, manufactures and markets a broad range of sensors, sensor-based systems, connectors and value-add interconnect systems.

In conjunction with the new alignment of our business, the Company appointed three new segment managers to lead their respective reportable business segments, each reporting directly to the Company’s Chief Executive Officer. The Company began reporting under its new reportable segments in connection with its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and for each quarterly period thereafter. The Company reports under the new reportable segments structure in its annual report on Form 10-K for the year ended December 31, 2022, which includes the recasting of relevant segment information for the years ended December 31, 2021 and 2020, in order to enable year-over-year segment comparisons.
Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

USE OF PROCEEDS
Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the senior debt securities that may be offered hereby for general corporate purposes. General corporate purposes may include repayment or redemption of existing indebtedness, common stock repurchases under the Company’s stock repurchase program and future acquisitions and strategic investment opportunities. The prospectus supplement relating to any specific offering of senior debt securities will contain a more detailed description of the use of proceeds of such offering.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following is a summary of the general terms of the senior debt securities we may issue under an indenture (the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the indenture). The terms of the senior debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of the senior debt securities of any series and the extent, if any, to which such general terms may apply to the senior debt securities of such series will be described in the prospectus supplement applicable to the senior debt securities of such series. If there is any inconsistency between the information in this prospectus and the prospectus supplement applicable to the senior debt securities of such series, you should rely on the information in such accompanying prospectus supplement. This description of senior debt securities provides an overview of the material provisions of the senior debt securities and, to the extent applicable to the senior debt securities, the indenture. Since this description of senior debt securities is a summary, you should refer to the indenture for a complete description of our obligations and the rights of a holder of senior debt securities thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.
When we refer to “we,” “us” or “our” in this section, we refer only to Amphenol Corporation, the issuer of the senior debt securities, and not to its subsidiaries. Unless otherwise defined in this prospectus, capitalized terms used in this “Description of the Senior Debt Securities” section are defined under “— Definitions” below.
The senior debt securities will be our direct senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured debt to the extent of the value of the assets securing such indebtedness.
There is no requirement under the indenture that future issuances of our senior debt securities be issued under the indenture, and in connection with future issuances of other senior debt securities, we will be free to use other indentures or instruments, which may contain provisions different from those contained in the indenture or applicable to one or more series of senior debt securities issued thereunder.
The indenture does not limit the aggregate principal amount of senior debt securities that may be issued thereunder. The indenture provides that the senior debt securities may be issued in one or more series. The senior debt securities may be issued at various times and may have differing maturity dates and may bear different interest rates. The prospectus supplement applicable to the senior debt securities of any series will describe:
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the designation and aggregate principal amount of the senior debt securities of such series and their authorized denominations (if other than $2,000 and integral multiples thereof);

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the date or dates on which the senior debt securities of such series will mature;

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the interest rate or rates, or method of calculation of such rate or rates, on the senior debt securities of such series, and the date from which such interest shall accrue;

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the dates on which such interest will be payable or the method by which such dates are to be determined;

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the record dates for payment of such interest;

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any obligation to redeem or repurchase the senior debt securities of such series, whether pursuant to a sinking fund or analogous provision or at our option or the option of the holder thereof;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which, the senior debt securities of such series may be redeemed or repurchased, in whole or in part;

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the inapplicability of any event of default or covenant set forth in the indenture relating to the senior debt securities, or the applicability of any other events of default or covenant in addition to the events of default or covenants set forth in the indenture relating to the senior debt securities;

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the trustee for the securities of such series, if other than U.S. Bank Trust Company, National Association or its successors; or

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other specific terms applicable to the senior debt securities of such series.

Principal of and premium, if any, and interest on the senior debt securities will be payable, and the senior debt securities may be exchanged or transferred, at our office or agency (which initially shall be the corporate trust office of the trustee, 185 Asylum Street, 27th Floor, Hartford, CT 06103), except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered addresses. No service charge will be made for any registration of transfer or exchange of senior debt securities, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, in any case where the date of payment of the principal of or premium, if any, or interest on the senior debt securities of any series, including the date, if any, fixed for redemption or repurchase of the senior debt securities of such series, shall not be a “business day” (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, and no interest shall accrue for the intervening period. A “business day” shall mean a day that is not, in Hartford, Connecticut, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.
Ranking
The senior debt securities will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities will be structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.
Trustee
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities, expenses and certain taxes incurred by the trustee in connection with its duties relating to the senior debt securities. The trustee’s claims for these payments will generally be senior to those of holders of senior debt securities in respect of all funds collected or held by the trustee.
Covenants
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series and except as discussed below, we are not restricted by the indenture from:
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incurring any type of indebtedness or other obligation;

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paying dividends or making distributions on our capital stock; or

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purchasing or redeeming our capital stock.

We are not required under the indenture to maintain any financial ratios or specified levels of net worth or liquidity.
The indenture contains various covenants, including, among others, the following:
Limitation on Liens
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal

Property or upon any shares of capital stock or indebtedness of any Restricted Subsidiary (a “mortgage”), whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the senior debt securities of such series are equally and ratably secured with or, at our option, prior to such secured indebtedness.
This restriction does not apply to:
(1)
mortgages on property, shares of capital stock or indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

(2)
mortgages on property, shares of capital stock or indebtedness existing at the time of acquisition by us or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such mortgage was not incurred in anticipation of such acquisition;

(3)
mortgages on property, shares of capital stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of capital stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(4)
mortgages in favor of us or another Restricted Subsidiary;

(5)
mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

(6)
mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(7)
mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

(8)
mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(9)
mortgages securing all of the senior debt securities of such series outstanding under the indenture;

(10)
mortgages on accounts receivable securing our indebtedness; or

(11)
extensions, renewals or replacements of any mortgage referred to in clauses (1) through (10) above without increase of the principal of the indebtedness secured by the mortgage;

provided, however, that any mortgages permitted by any of the clauses above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of such series then outstanding under the indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (11) above) does not at such time exceed 15% of Consolidated Net Tangible Assets.

Notwithstanding the foregoing, any mortgage securing the senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the indebtedness secured by the mortgage giving rise to the mortgage securing the senior secured securities (including any deemed release upon payment in full of all obligations under such indebtedness).
Limitation on Sale/Leaseback Transactions
So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will enter into any “sale/leaseback transaction” (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary, unless:
(a)
we or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series under the covenant described in “— Limitation on Liens” above; or

(b)
the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by our board of directors, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior indebtedness of us or any Restricted Subsidiary.

This restriction does not apply to sale/leaseback transactions:
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entered into prior to the time of the closing of the offering of the senior debt securities of such series;

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between us and any Restricted Subsidiary or between Restricted Subsidiaries;

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under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

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involving leases for a period of no longer than three years; or

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in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

A “sale/leaseback transaction” means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.
Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of clauses (1) through (11) under “— Limitation on Liens” above, does not exceed 15% of Consolidated Net Tangible Assets.
A sale/leaseback transaction shall not be deemed to result in the creation of a mortgage.
Merger, Consolidation or Sale of Assets
We may, without the consent of the holders of any outstanding series of senior debt securities, consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity, provided that:
(i)
we shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of the assets is organized and validly existing as a corporation under the laws of any state of the United States of America, or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities and the performance or observance of every covenant in the indenture on our part to be performed or observed;
(ii)
immediately after giving effect to the transaction, no default shall have occurred and be continuing with respect to the any series of senior debt securities; and

(iii)
an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the clauses (i) and (ii) above and that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but in the case of a lease of all or substantially all of our assets, we will not be released from the obligation to pay the principal of and premium, if any, and interest on the senior debt securities.
Definitions
For purposes of this “Description of the Senior Debt Securities” section, the following terms have the following meanings:
“Attributable Debt” means, when used in connection with a sale/leaseback transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale/leaseback transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale/leaseback transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
“Consolidated Net Tangible Assets” means the aggregate amount of assets included on our consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, minus (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“default” means any event that is, or after notice or passage of time or both would be, an event of default under the indenture.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of our properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:
•
is owned by us or any of our subsidiaries;

•
is located within any of the present 50 states of the United States of America (or the District of Columbia); and

•
has not been determined in good faith by our board of directors not to be materially important to the total business conducted by us and our subsidiaries taken as a whole.

“Restricted Subsidiary” means any of our direct or indirect subsidiaries that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include:
•
any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America our operations or those of our subsidiaries; or

•
any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by us, by one or more of our other subsidiaries or by us and one or more of our other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

“Voting Stock” of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person’s directors, managers or trustees, as applicable.
Defaults
Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, each of the following is an “event of default” with respect to the senior debt securities of such series under the indenture:
(1)
a default in the payment of any interest on any debt security of such series when it becomes due and payable, and the continuance of such default for a period of 30 days;

(2)
a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, including at the stated maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(3)
a failure by us to comply with our other convenants or warranties contained in the indenture (other than any such covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this paragraph and other than a covenant or warranty that is solely for the benefit of debt securities other than such series) continuing for 90 days after written notice has been given as provided in the indenture;

(4)
(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $50,000,000 or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000; or

(5)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default with respect to the senior debt securities of any series, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee (acting at the request or direction of the holders) or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice to us may declare the principal of and accrued but unpaid interest on all the senior debt securities of such series to be due and payable. Upon this declaration, principal of and interest on the senior debt securities of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of and accrued but unpaid interest on all the senior debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may rescind any acceleration with respect to the senior debt securities of such series and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will be required to exercise all rights or powers under the indenture at the written request or direction of any of the holders, provided the holders provide the trustee with a security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of senior debt securities of any series may pursue any remedy with respect to the indenture or the senior debt securities unless:
•
such holder previously notified the trustee that an event of default is continuing;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series requested the trustee to pursue the remedy;

•
such holders offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

•
the trustee has not complied with the holder’s request within 60 days after its receipt of such notice, request and offer of security or indemnity; and

•
the holders of a majority in principal amount of the outstanding senior debt securities of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding senior debt securities of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the senior debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of senior debt securities of such series or that would expose the trustee to personal liability.
If a default or event of default with respect to the senior debt securities of a series occurs and is continuing and a responsible officer of the trustee has notice thereof, the trustee must mail to each holder of any debt security of such series notice of the default or event of default within 90 days after it occurs, or if later, after a responsible officer of the trustee has notice of such default or event of default. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest on any debt security of such series, the trustee may withhold notice if the trustee determines in good faith that withholding notice is in the interests of the holders.
In addition, we are required, so long as any of the senior debt securities are outstanding, deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided hereunder), and if a default or event of default shall have occurred, specifying all such defaults or events of default and the nature and status thereof of which we may have knowledge. We also are required, so long as any of the senior debt securities are outstanding, to deliver to the trustee, within 30 days after becoming aware of any default or event of default, an officer’s certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto.
Amendments and Waivers
We and the trustee may amend the indenture as to the senior debt securities of any series with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. Any past default or compliance with any provisions of the indenture or the senior debt securities of such series may be waived with the written consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the senior debt securities of such series.
Without the consent of each holder of an outstanding debt security of any series, we and the trustee may not amend the indenture as to such series to:
•
reduce the amount of senior debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security of such series;

•
reduce the principal of or premium, if any, on any debt security of such series or change its maturity, including the stated maturity or the date of redemption or required repurchase thereof;

•
reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;

•
make any debt security of such series payable in any currency other than that stated in the debt security of such series;

•
impair the right of any holder of any debt security of such series to receive payment of principal of and interest on the senior debt securities of such series on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the senior debt securities of such series;

•
make any changes that would affect the ranking of the senior debt securities of such series in a manner adverse to the holders thereof;

•
make any change in the amendment or waiver provisions relating to the senior debt securities of such series that require the consent of each holder thereof; or

•
make any change in Sections 6.8 or 6.13 of the indenture relating to the right of holders to receive payment of principal and interest and the waiver past defaults.

We and the trustee may, however, amend or supplement the indenture without the consent of any holder of the senior debt securities of any series as to:
•
cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the senior debt securities of such series;

•
comply with Article V of the indenture, including the assumption by a successor entity of our obligations under the indenture as to the senior debt securities of such series;

•
provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•
add guarantees or collateral security with respect to the senior debt securities of such series;

•
add to our covenants under the indenture for the benefit of the holders of the senior debt securities of such series or to surrender any right or power conferred upon us as to the senior debt securities of such series;

•
make any change that does not adversely affect the rights of any holder of senior debt securities of such series in any material respect;

•
provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the indenture;

•
change or eliminate any of the provisions of the indenture provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision;

•
evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of this indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•
comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act of 1939.

It is not necessary that any consent of the holders of the senior debt securities of any series required under the indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Transfer and Exchange
A holder may transfer or exchange senior debt securities of a series in accordance with the indenture. Upon any transfer or exchange, the registrar of the senior debt securities and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt security for a period of 15 days prior to a selection of senior debt securities to be redeemed. The senior debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of the debt security for all purposes.
Defeasance
With respect to the senior debt securities of any series, we may, at any time, terminate all of our obligations under the senior debt securities of such series and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the senior debt securities of such securities, to replace mutilated, destroyed, lost or stolen senior debt securities of such series and to maintain a registrar and paying agent in respect of the senior debt securities of such series. We at any time may terminate our obligations with respect to the senior debt securities of any series under the covenants described under “— Covenants” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the prospectus supplement applicable to the senior debt securities of any series (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the senior debt securities of any series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the senior debt securities of such series may not be accelerated because of an event of default described in clause (3) (except for the covenant described under “— Covenants — Merger, Consolidation or Sale of Assets”) or clause (4) under “— Defaults” above.
To exercise either defeasance option with respect to the senior debt securities of any series:
•
we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the senior debt securities of such series, money or U.S. government obligations that will provide cash at the times and in the amounts as will be sufficient to pay principal, premium and interest when due on all the senior debt securities of such series to maturity or redemption;

•
we must deliver to the trustee an opinion of counsel that will provide that the beneficial owners of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

•
in the case of legal defeasance only, the opinion of counsel referred to in the clause above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law;

•
we must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent to exercising either defeasance option have been complied with;

•
such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•
no default shall have occurred and be continuing.

Concerning the Trustee
The U.S. Bank Trust Company, National Association (or any other trustee as set forth in a resolution of the board of directors of the Company, an officer’s certificate or a supplemental indenture pursuant to the indenture) is the trustee under the indenture and is also registrar and paying agent of the senior debt securities.
The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indenture.
Governing Law
The indenture provides that it and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the senior debt securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the senior debt securities offered by this prospectus:
•
to or through underwriting syndicates represented by managing underwriters;

•
to or through one or more underwriters without a syndicate;

•
through agents;

•
through dealers for public offering and sale by them;

•
directly to investors; or

•
through a combination of any of the foregoing methods of sale.

The accompanying prospectus supplement will set forth the terms of the offering of the senior debt securities and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•
the name or names of any underwriters, dealers or agents;

•
the public offering price of such senior debt securities;

•
any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•
the proceeds to us from that sale; and

•
any securities exchange or market on which such securities may be listed.

If we use underwriters in the offering and sale of the senior debt securities, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the senior debt securities of a series if any are purchased. Only those underwriters identified in the accompanying prospectus supplement are deemed to be underwriters in connection with the senior debt securities offered in such prospectus supplement.
We may sell the senior debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the accompanying prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If a dealer is utilized in the sale of any of the senior debt securities, we will sell the senior debt securities to the dealer, as principal. The dealer may then resell the senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.
The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the accompanying prospectus supplement specifies. In connection with the sale of the senior debt securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the senior debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the senior debt securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents participating in the distribution of the senior debt securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions they receive and any profit they realize on the resale of the senior debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will provide in the accompanying prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters, dealers or agents in connection with the offering of the senior debt securities.
Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase the senior debt securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the accompanying prospectus supplement will set forth the commissions payable for solicitation of such contracts.
Each series of senior debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell the senior debt securities for public offering and sale may make a market in such senior debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any senior debt securities.
The senior debt securities may or may not be listed on a national securities exchange. During and after an offering through underwriters, the underwriters may purchase and sell the senior debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the senior debt securities. As a result, the price of the senior debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
Certain of the underwriters who participate in the distribution of the senior debt securities, and their affiliates, may perform various commercial banking and investment banking services for us and our affiliates from time to time in the ordinary course of business.

LEGAL MATTERS
The validity of, and certain other legal matters with respect to, the senior debt securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP. Any underwriter, dealer or agent will be advised about other legal issues relating to any specific offering of the senior debt securities by its own legal counsel.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following statement sets forth the anticipated expenses (other than underwriting discounts and commissions) of Amphenol Corporation (the “Registrant”) in connection with the offering of the securities registered under this Registration Statement. All such expenses are estimates, other than the registration fee payable to the SEC, and will be borne by the Registrant.
SEC registration fee	$(1)
Printing fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Rating Agency fees	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)
The Registrant is registering an indeterminate amount of securities under this Registration Statement, and in accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except for liability of:
(i)
a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

(ii)
a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)
a director under § 174 of the DGCL;

(iv)
a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

(v)
an officer in any action by or in the right of the corporation.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Article Seven of the Registrant’s Restated Certificate of Incorporation provides that, except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, Article Eight of the Registrant’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Registrant or otherwise, to which he was or is a party by reason of his current or former position with the Registrant or by reason of the fact that he is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Article IV of the Registrant’s Fourth Amended and Restated By-Laws provides for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.
The Registrant has also entered into indemnification agreements with all of its directors and executive officers and intends to enter into indemnification agreements with future directors and executive officers of the Registrant. The indemnification agreements provide for indemnification to the fullest extent permitted by law and for advancement of expenses. The Registrant maintains liability insurance for its officers and directors.

Item 16.
Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Indenture dated as of March 16, 2023 between Amphenol Corporation and U.S. Bank Trust Company, National Association, as Trustee*
4.2	Form of Global Note**
5.1	Opinion of Latham & Watkins LLP*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors of Registrant (incorporated by reference to the signature page hereof)
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Indenture for the Senior Debt Securities*
107	Filing Fee table*

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

Item 17.
Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Adam Norwitt, Craig A. Lampo, Lance D’Amico, Mark C. Turner and Michael R. Ivas, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut on the 16th day of March, 2023.
AMPHENOL CORPORATION
/s/ R. Adam Norwitt

R. Adam Norwitt
President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ R. Adam Norwitt R. Adam Norwitt	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2023
/s/ Craig A. Lampo Craig A. Lampo	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2023
/s/ Martin H. Loeffler Martin H. Loeffler	Chairman of the Board of Directors	March 16, 2023
/s/ David P. Falck David P. Falck	Presiding Director	March 16, 2023
/s/ Nancy A. Altobello Nancy A. Altobello	Director	March 16, 2023
/s/ Stanley L. Clark Stanley L. Clark	Director	March 16, 2023

Signature	Title	Date
/s/ Edward G. Jepsen Edward G. Jepsen	Director	March 16, 2023
/s/ Rita S. Lane Rita S. Lane	Director	March 16, 2023
/s/ Robert A. Livingston Robert A. Livingston	Director	March 16, 2023
/s/ Prahlad Singh Prahlad Singh	Director	March 16, 2023
/s/ Anne Clarke Wolff Anne Clarke Wolff	Director	March 16, 2023